                                                                 EXHIBIT m(1)(i)
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                                DISTRIBUTION PLAN

                                       FOR

                          ING VARIABLE INSURANCE TRUST

PORTFOLIO                                                           MAXIMUM DISTRIBUTION FEE
---------------------------------------------             ---------------------------------------------
                                                          (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio - Series 1                                        0.25%

ING GET U.S. Core Portfolio - Series 2                                        0.25%

ING GET U.S. Core Portfolio - Series 3                                        0.25%

ING GET U.S. Core Portfolio - Series 4                                        0.25%

ING GET U.S. Core Portfolio - Series 5                                        0.25%

ING GET U.S. Core Portfolio - Series 6                                        0.25%

ING GET U.S. Core Portfolio - Series 7                                        0.25%

ING GET U.S. Core Portfolio - Series 8                                        0.25%

ING GET U.S. Core Portfolio - Series 9                                        0.25%

ING GET U.S. Opportunity Portfolio - Series 1                                 0.25%

ING GET U.S. Opportunity Portfolio - Series 2                                 0.25%